Exhibit 10.1

AMENDMENT TO LEASE
(Early Termination of Lease)
THIS AMENDMENT TO LEASE (“Amendment”) is executed as of the 2nd day of May, 2013, between SRI-WR ELLIOTT AVENUE LLC, a Delaware limited liability company (“Landlord”), and REALNETWORKS, INC., a Washington corporation (“Tenant”).
RECITALS
A.    Landlord (as successor-in-interest to 2601 Elliott LLC, a Washington limited liability company) and Tenant are parties to that certain Lease dated as of January 21, 1998, as amended by that certain (i) First Lease Amendment dated November 13, 1998, (ii) Lease Amendment dated July 18, 2000, (iii) Lease Amendment dated September 14, 2000, (iv) Lease Amendment dated April 12, 2001, (v) Lease Amendment dated September 23, 2004, (vi) Lease Amendment dated October 5, 2004, (vii) Lease Amendment dated May 2, 2005, (viii) Lease Amendment dated February 15, 2006, (ix) Lease Amendment dated May 25, 2006, and (x) Settlement, Release and Indemnification Agreement dated October 20, 2004 (as amended, the “Lease”), pursuant to which Tenant leases from Landlord certain premises (the “Premises”) in the building located at 2601 Elliot Avenue, Seattle, Washington (the “Building”). All capitalized terms used in this Amendment, but not defined herein, shall have the meanings ascribed to them in the Lease.
B.    The Premises include the space on the ground floor of the Building shown outlined on Exhibit A attached hereto (the “Ground Floor Premises”), and the space on the third (3rd) and fourth (4th) floors of the Building shown outlined on Exhibit A attached hereto (the “Staging Premises”, except that the Staging Premises does not include the “Lab Room” or the “Turner Premises”, each on the fourth (4th) floor of the Building and shown outlined on Exhibit A attached hereto). The remainder of the Premises (i.e., all of the Premises other than the Ground Floor Premises, the Staging Premises, the Lab Room and the Turner Premises) is referred to herein as the “Majority Premises”. Each of the Ground Floor Premises, the Staging Premises, the Lab Room, the Turner Premises, and the Majority Premises is referred to herein as a “Premises Increment”.
C.    The Lease is currently scheduled to expire on September 30, 2014 (the “Expiration Date”).
D.    Landlord and Tenant desire to amend the Lease to terminate the Lease early in accordance with the terms set forth below.
NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:
1.Termination of Lease. As to each Premises Increment, the Lease shall terminate as of 12:00 midnight on the respective Termination Date (as defined in Paragraph 2 below) applicable thereto, and all rights, liabilities and duties of the parties under the Lease and with respect to each Premises Increment shall terminate effective as of the respective Termination Date applicable thereto as if it were the Expiration Date; provided, however, that:
(a)    Tenant’s obligation to comply with all covenants and agreements under the Lease with respect to each Premises Increment shall continue through and including the respective Surrender Date (as defined in Paragraph 2 below) applicable thereto;
(b)    Nothing contained herein is intended to release Tenant or Landlord from any of their respective obligations accruing under the Lease with respect to any Premises Increment prior to the Surrender Date applicable thereto, and without limitation of the foregoing, each party’s indemnification obligations contained in the Lease with respect to each Premises Increment shall survive the termination of the Lease as respects such Premises Increment with respect to all claims, liabilities, damages, costs and expenses, including attorneys’ fees, arising from or connected with circumstances, actions or omissions that occurred prior to the Surrender Date applicable thereto;
(c)    Tenant shall vacate and surrender each Premises Increment to Landlord vacant and free and clear of any subtenants or other occupants except as provided in Paragraph 6 below, and in the condition required by the Lease upon the expiration thereof, on or before the Termination Date applicable thereto, and without limitation, Tenant shall remove from each Premises Increment all of Tenant’s furniture, fixtures, equipment and other personal property; provided, however, that, notwithstanding anything to the contrary contained herein or in the Lease, (I) Tenant shall have no obligation to remove any alterations, additions, improvements or cabling from any Premises Increment; (II) Tenant shall have no obligation to remove from the Staging Premises any furniture,

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fixtures, equipment or other personal property which it conveys to Zulily, Inc. (“Zulily”) (the successor tenant of the Staging Premises or a portion thereof) and which Zulily agrees in writing may remain in the Staging Premises following the Termination Date applicable thereto; (III) Tenant shall have no obligation to remove from the Subleased Premises (as defined in Paragraph 6 below) any furniture, fixtures, equipment or other personal property of the respective Subtenant (as defined in Paragraph 6 below) thereof, (IV) Tenant shall have no obligation or right to remove its generator or other rooftop equipment (including satellite dishes) from the Building, and all of Tenant’s right, title and interest in and to the same, as identified on Schedule 1 attached hereto, is hereby transferred by Tenant to Landlord effective as of the Termination Date applicable to the Majority Premises, without any representation or warranty other than that Tenant is the lawful owner of the same with good and marketable title thereto, subject to no lien or encumbrance thereon in favor of any party; provided, however, that Tenant shall have the right to remove one (1) of its satellite dishes of its choice from the roof of the Building prior to the Termination Date applicable to the Majority Premises; (V) except as described in Clauses (I) through (IV) above, Tenant, at Tenant’s sole cost and expense, shall perform such work (if any, the “Repair Work”) as shall be required to surrender the Premises in the condition required under the Lease, including the Repair Work required to put all HVAC, electrical, plumbing, fire and life safety and other equipment located in or exclusively serving each Premises Increment in good condition and repair as of the Termination Date applicable thereto; provided, however, that Landlord and Tenant may agree in writing after the date hereof that all or any portion of the Repair Work shall be performed by Landlord following the applicable Termination Date at Tenant’s sole cost and expense. Promptly following the date of this Amendment, Landlord and Tenant shall audit or otherwise review the condition of the Premises and all said systems, including review of Tenant’s service records with respect to said systems, and cooperate with each other so as to agree upon the scope of the Repair Work and the cost thereof, and whether and when Tenant or Landlord shall perform the same (but in either case the Repair Work shall be performed at Tenant’s sole cost and expense); provided, however, that Landlord and Tenant agree that since the Surrender Date of the Staging Premises is the date of this Amendment, the Repair Work to the Staging Premises, once determined by the parties, will be performed by Landlord at Tenant’s sole cost and expense after the date hereof. All reimbursements of Repair Work costs by Tenant to Landlord under this Paragraph 1(c) and 2 below shall be made within thirty (30) days after Landlord’s written demand accompanied by supporting documents; and
(d)    notwithstanding the termination of the Lease with respect to the Staging Premises, the Lab Room and the Turner Premises on the Termination Date applicable thereto as set forth in Paragraph 2 below, Tenant’s obligation to pay basic monthly rent, Operating Costs and Real Property Taxes with respect to the Staging Premises, the Lab Room and the Turner Premises shall continue until the Surrender Date applicable to the Majority Premises (or such later date as shall be the Surrender Date for such respective Premises Increment, subject to Paragraphs 4(c) and 4(d) below), and notwithstanding the Termination Date applicable to the Ground Floor Premises as set forth in Paragraph 2 below, Tenant’s obligation to pay basic monthly rent, Operating Costs and Real Property Taxes applicable to the Ground Floor Premises shall terminate effective as of the Surrender Date applicable to the Majority Premises.
2.    Termination Date; Surrender Date. The “Termination Date” and “Surrender Date” with respect to the Staging Premises shall be the date of this Amendment, and Landlord hereby acknowledges and agrees that Tenant has delivered possession of the Staging Premises to Landlord on the date of this Amendment; provided, however, that the parties acknowledge that the Repair Work with respect to the Staging Premises has not yet been determined or performed, and that Tenant’s obligation to pay Landlord for the Repair Work with respect to the Staging Premises shall survive the Surrender Date with respect thereto as set forth in Paragraph 1(c) above. The “Termination Date” with respect to the Turner Premises shall be the date that is sixty (60) days after the date of this Amendment. The “Termination Date” with respect to the Lab Room and the Majority Premises shall be August 31, 2013. The “Termination Date” with respect to the Ground Floor Premises shall be the date designated by Tenant by at least thirty (30) days’ prior written notice to Landlord, except the “Termination Date” with respect to the Ground Floor Premises shall not be earlier than August 31, 2013 or later than December 31, 2013. If Tenant shall fail to designate the Termination Date with respect to the Ground Floor Premises by November 30, 2013, the Termination Date with respect to the Ground Floor Premises shall be deemed to be December 31, 2013. The “Surrender Date” with respect to the Turner Premises, the Lab Room, the Majority Premises and the Ground Floor Premises shall be the date that is the later of the respective Termination Date applicable thereto or the date on which Tenant surrenders such Premises Increment to Landlord in the condition required by this Amendment.
3.    Termination Payments. In partial consideration of Landlord’s agreement to terminate the Lease early in accordance with this Amendment, Tenant shall pay Landlord a termination payment in the amount of Three Hundred Forty-Three Thousand Nine Hundred Ninety-Five Dollars ($343,995.00) on or before December 31, 2013 (the “Additional Lost Rent Payment”). In further consideration of Landlord’s agreement

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to terminate the Lease early in accordance with this Amendment, Tenant shall also pay Landlord a termination payment in the amount of Four Million Six Hundred Eighty-Five Thousand Five Hundred Thirty-Six and 42/100 Dollars ($4,685,536.42) (the “Termination Payment”). A portion of the Termination Payment equal to Two Million Three Hundred Fifty Thousand Dollars ($2,350,000.00) (the “Initial Termination Payment Installment”) shall be delivered by Tenant to Landlord together with execution and delivery of this Amendment by the parties hereto, and the balance of the Termination Payment (the “Remaining Termination Payment Installment”) shall be delivered by Tenant to Landlord not later than August 31, 2013.
4.    Remedies. If Tenant fails to deliver possession of any Premises Increment to Landlord in the condition required hereby on or before the Termination Date applicable thereto, such failure shall constitute a breach by Tenant of its obligations under this Amendment (as to which no notice or cure period shall be applicable), and Landlord may exercise one or more of the following remedies, which, subject to Tenant’s obligation to perform and pay for the Repair Work as set forth in Paragraphs 1 and 2 above, and subject further to Tenants continuing rent obligation under Paragraph 1(d) above for the Lab Room and Turner Premises, and subject further to the attorneys’ fees provisions of the Lease as referenced in Paragraph 10 below, shall be the exclusive remedies available to Landlord as a result of such failure:
(a)    sue Tenant for specific performance of the terms of this Amendment; and/or
(b)    initiate an unlawful detainer action against Tenant to obtain possession of such Premises Increment; and/or
(c)    collect from Tenant an amount equal to $11,061.84 for each day after the Termination Date for the Majority Premises through and including the date that Tenant delivers possession of the Majority Premises to Landlord in the condition required hereby, as fixed, agreed and liquidated damages for any basic rent and additional rent payable under the Lease during such period and damages incurred by Landlord as a result of such late delivery of possession of the Majority Premises; provided, however, that the foregoing shall not diminish Tenant’s obligation to perform and pay for the Repair Work as set forth in Paragraphs 1 and 2 above; and/or
(d)    collect from Tenant an amount equal to $4,901.66 for each day after the Termination Date for the Ground Floor Premises through and including the date that Tenant delivers possession of the Ground Floor Premises to Landlord in the condition required hereby, as fixed, agreed and liquidated damages for any basic rent and additional rent payable under the Lease during such period and damages incurred by Landlord as a result of such late delivery of possession of the Ground Floor Premises; provided, however, that the foregoing shall not diminish Tenant’s obligation to perform and pay for the Repair Work as set forth in Paragraphs 1 and 2 above.
5.    Escrowed Deposit. Landlord and Tenant acknowledge that the Escrowed Deposit contemplated by Section 7 of the Lease and Section 5 of the First Lease Amendment dated November 13, 1998 is currently in the amount of Ten Million Dollars ($10,000,000.00) and held by U.S. Bank National Association (the “Bank”). Together with the parties execution and delivery of this Amendment, Tenant’s delivery of possession of the Staging Premises to Landlord, and Tenant’s payment to Landlord of the Initial Termination Payment Installment, Landlord and Tenant shall jointly authorize the Bank to release to Tenant a portion of the Escrowed Deposit in the amount of Three Million Dollars ($3,000,000.00). Provided that Tenant has timely paid to Landlord the Initial Termination Payment Installment, the Remaining Termination Payment Installment, and timely surrendered the Turner Premises, the Lab Room, and the Majority Premises in the condition required under Paragraph 1(c) of this Amendment, on the Surrender Date of the Turner Premises, the Lab Room, and the Majority Premises Landlord and Tenant shall jointly authorize the Bank to release to Tenant a portion of the Escrowed Deposit in the amount of Five Million Dollars ($5,000,000.00), which will result in the remaining balance of the Escrowed Deposit being Two Million Dollars ($2,000,000.00). Provided that Tenant has timely paid Landlord the entire Termination Payment and Additional Lost Rent Payment, and timely surrendered all of the Premises in the condition required under Paragraph 1(c) of this Amendment, on the Surrender Date of the Ground Floor Premises Landlord and Tenant shall jointly authorize the Bank to release the remaining Escrowed Deposit to Tenant. Landlord’s authorization to the Bank for releases of the Escrowed Deposit pursuant to the foregoing shall be on such form as the Bank shall reasonably require. Upon release of any portion of the Escrowed Deposit to Tenant as provided above, Landlord unconditionally releases any and all claim or right to such portion of the Escrowed Deposit that is so released to Tenant.
6.    Subleases. Tenant represents and warrants to Landlord that the only subleases or other occupancy agreements with respect to the Premises or any portion thereof that have been entered into or permitted by Tenant or any subtenant of Tenant or any other party claiming an interest in the Premises by, through or under Tenant’s interest in the Premises, are set forth on Schedule 2 attached hereto (the “Subleases”), with the subtenants thereunder (the “Subtenants”), the portion of the Premises covered thereby, the expiration

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dates applicable thereto, and the security deposits made by the Subtenants and the current balances thereof as described on said Schedule 2. Promptly following the execution and delivery of this Amendment, Tenant shall use commercially reasonable efforts in cooperating with Landlord to cause the AdReady Sublease to be amended to reduce the subleased premises thereunder as shown on Exhibit B attached hereto, effective no later than June 1, 2013; provided that Tenant shall not have any obligation to incur any liability in connection with such amendment. Promptly following the execution and delivery of this Amendment, Tenant shall use commercially reasonable efforts in cooperating with Landlord to cause the Turner Sublease to be amended to relocate the subleased premises thereunder as shown on Exhibit C attached hereto, effective no later than June 30, 2013; provided that Tenant shall not have any obligation to incur any liability in connection with such amendment. Notwithstanding the termination of the Lease as set forth in this Amendment, Landlord and Tenant acknowledge and agree that after the date the Lease is terminated as respects the corresponding portion of the Premises (the “Attornment Date”), Tenant shall deliver to Landlord the full amount of all security deposits made by the Subtenants under the Subleases, and thereupon each Sublease shall each remain in effect for the balance of its respective term as a direct lease between Landlord and the subtenant thereunder, and Landlord shall not terminate any Sublease prior to its scheduled expiration date except pursuant to an express termination right granted under the applicable Sublease. Each party shall cooperate as reasonably requested by the other to implement the foregoing, including sending appropriate notices to the Subtenants. Tenant represents and warrants to Landlord that (i) the Subleases are in full force and effect, (ii) the Subleases have not been amended or otherwise modified except as set forth on said Schedule 2, and will not be further amended or modified after the date hereof except as set forth above in this Paragraph 6, (iii) neither Tenant nor, to the best of Tenant’s knowledge any subtenant, is in default thereunder, (iv) no event has occurred that with notice, passage of time, or both, would constitute a default by either Tenant or, to the best of Tenant’s knowledge any subtenant, under any of the Subleases, and (v) the security deposits made under each Sublease and the current balances thereof held by Landlord are in the amounts set forth on said Schedule 2. Tenant shall give Landlord prompt written notice if any representation or warranty made by it under this Paragraph 6 shall not remain accurate as of any date following the date of this Amendment. Promptly after the parties execution and delivery of this Amendment, Tenant shall obtain and deliver to Landlord an estoppel certificate from each Subtenant certifying that the matters set forth in clauses (i) through (v) above are true and correct, failing which Landlord shall have no obligation to accept the applicable Sublease as a direct lease and may terminate the same, without any liability of Landlord to Tenant or the respective Subtenant by reason thereof. Tenant shall indemnify, defend and hold Landlord harmless from and against all claims, demands, liabilities, losses, damages, costs and expenses, including, without limitation, reasonable attorneys’ fees and disbursements, to the extent caused by (i) any breach of Tenant’s representations and warranties under this Paragraph 6, or (ii) any failure of Tenant to perform its obligations under any Sublease arising prior to the Attornment Date applicable thereto. Landlord shall indemnify, defend and hold Tenant harmless from and against all claims, demands, liabilities, losses, damages, costs and expenses, including, without limitation, reasonable attorneys’ fees and disbursements, to the extent caused by any failure of Landlord to perform its obligations under any Sublease from and after the Attornment Date or Landlord’s termination of any Sublease other than as permitted pursuant above pursuant to this Paragraph 6. The rents under the Subleases shall be pro-rated between Landlord and Tenant as of the Attornment Date on a calendar month basis based on the actual number of days in the subject month.
7.    Real Estate Brokers. Each party represents and warrants to the other party that it has negotiated this Amendment with Jones Lang LaSalle (“Landlord’s Broker”), representing Landlord, and Kidder Mathews (“Tenant’s Broker”), representing Tenant, and that such party has not authorized or employed, or acted by implication to authorize or employ, any other real estate broker or salesman to act for it in connection with this Amendment. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims by Tenant’s Broker and any other real estate broker or salesman that Tenant has authorized or employed, or acted by implication to authorize or employ, to act for Tenant in connection with this Amendment, for a commission, finder’s fee or other compensation as a result of Tenant’s entering into this Amendment. Landlord shall indemnify, defend and hold Tenant harmless from and against any and all claims by Landlord’s Broker and any other real estate broker or salesman that Landlord has authorized or employed, or acted by implication to authorize or employ, to act for Landlord in connection with this Amendment, for a commission, finder’s fee or other compensation as a result of Landlord’s entering into this Amendment
8.    Authority; Survival. Tenant and each person executing this Amendment on behalf of Tenant hereby covenants and warrants that (a) Tenant is duly incorporated and validly existing under the laws of its state of incorporation, (b) Tenant has and is duly qualified to do business in the state in which the Building is located, (c) Tenant has full corporate power and authority to enter into this Amendment and to perform all of Tenant’s obligations under the Lease, as amended by this Amendment, and (d) each person (and all of the persons if more than one signs) signing this Amendment on behalf of Tenant is duly and validly authorized to do so. Landlord and each person executing this Amendment on behalf of Landlord hereby covenants and warrants that (a) Landlord is duly formed and validly existing under the laws of its state of formation, (b) Landlord has and is duly qualified to do business in the state in which the Building is located, to the extent such qualification is required pursuant to applicable law, (c) Landlord has full limited liability company

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power and authority to enter into this Amendment and to perform all of Landlord’s obligations under the Lease, as amended by this Amendment, and (d) each person (and all of the persons if more than one signs) signing this Amendment on behalf of Landlord is duly and validly authorized to do so. The representations, warranties and indemnities set forth in this Amendment shall survive the termination of the Lease.
9.    No Offer. Submission of this instrument for examination and signature by Tenant does not constitute an offer to amend the Lease, or a reservation of or option to amend the Lease, and is not effective as a lease amendment or otherwise until execution and delivery by both Landlord and Tenant.
10.    Lease in Full Force and Effect. Except as provided above, the Lease is unmodified hereby and remains in full force and effect. Without limitation of the foregoing, the provisions of Section 30(l) of the Lease (captioned “Attorneys’ Fees”) shall apply to any action or proceeding brought by either party against the other arising out of this Amendment, and nothing contained in this Amendment, including in Paragraph 4 above, shall prejudice either party’s right to recover thereunder from the other party hereto.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

LANDLORD:	TENANT:
SRI-WR ELLIOTT AVENUE LLC, a Delaware limited liability company	REALNETWORKS, INC., a Washington corporation
By: /s/ Walter E. Ingram Name: Walter E. Ingram Title: Executive Vice President & CFO	By: /s/ Rob Glaser Name: Rob Glaser Title: Interim CEO By: /s/ Tim Wan Name: Tim Wan Title: CFO

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LANDLORD ACKNOWLEDGMENT

LIMITED LIABILITY COMPANY

STATE OF WASHINTON    )
    )    ss.
COUNTY OF KING    )
On this the 2nd day of May, 2013, before me a Notary Public duly authorized in and for the said County in the State aforesaid to take acknowledgments personally appeared Walter Ingram known to me to be EVP & CFO of SRI-WR ELLIOTT AVENUE LLC,, one of the parties described in the foregoing instrument, and acknowledged that as such Officer, being authorized so to do, (s)he executed the foregoing instrument on behalf of said limited liability company as a free and voluntary act, and as the free and voluntary act of said limited liability company, for the uses and purposes therein set forth.
IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public
/s/ Amanda Smith
Printed Name
Amanda Smith
Residing at:    Seattle
My Commission Expires:    February 17, 2014

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TENANT ACKNOWLEDGMENT

CORPORATION

STATE OF WASHINGTON____________)

COUNTY OF KING__________________) ss:

On this the 2nd day of May, 2013, before me a Notary Public duly authorized in and for the said County in the State aforesaid to take acknowledgments personally appeared Tim Wan known to me to be CFO of RealNetworks, Inc., one of the parties described in the foregoing instrument, and acknowledged that as such officer, being authorized so to do, (s)he executed the foregoing instrument on behalf of said corporation as a free and voluntary act, and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.
IN WITNESS WHEREOF, I hereunto set my hand and official seal.
Notary Public
/s/ Lucca V. Merlino
Printed Name
Lucca V. Merlino
Residing at:    Maple Valley, WA
My Commission Expires:    10/09/16

STATE OF WASHINGTON____________)

COUNTY OF KING__________________) ss:

On this the 2nd day of May, 2013, before me a Notary Public duly authorized in and for the said County in the State aforesaid to take acknowledgments personally appeared Rob Glaser known to me to be Interim CEO of RealNetworks, Inc., one of the parties described in the foregoing instrument, and acknowledged that as such officer, being authorized so to do, (s)he executed the foregoing instrument on behalf of said corporation as a free and voluntary act, and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.
IN WITNESS WHEREOF, I hereunto set my hand and official seal.
Notary Public
/s/ Lucca V. Merlino
Printed Name
Lucca V. Merlino

Residing at:    Maple Valley, WA
My Commission Expires:    10/09/16

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EXHIBIT A

OUTLINE OF EACH PREMISES INCREMENT

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EXHIBIT B

OUTLINE OF ADREADY SUBLEASE AMENDED PREMISES

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EXHIBIT C

OUTLINE OF TURNER SUBLEASE SUBSTITUTE PREMISES

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SCHEDULE 1

IDENTIFICATION OF GENERATOR AND ROOFTOP EQUIPMENT

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SCHEDULE 2

SUBLEASES

Sublease dated 6/29/11 between Tenant and Hearst Seattle Media, LLC covering 10,000 square feet on the third floor of the Building through 9/30/14 (the “Hearst Sublease”). The security deposit made by the subtenant is $10,380.91, and the balance thereof held by Tenant is $10,380.91.

Sublease dated 11/21/11 between Tenant and AdReady, Inc. covering 11,354 square feet on the fourth floor of the Building through 9/30/14 (the “AdReady Sublease”). The security deposit made by the subtenant is $18,686.79, and the balance thereof held by Tenant is $18,686.79.

Sublease dated 4/7/11 between Tenant and Turner Construction Company covering 3,500 square feet on the fourth floor of the Building through 9/30/13 (the “Turner Sublease”). The security deposit made by the subtenant is $4,666.66, and the balance thereof held by Tenant is $4,666.66.

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